EXHIBIT 3.43
Delaware

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “MUSKOGEE MEDICAL AND SURGICAL ASSOCIATES, LLC”, FILED IN THIS OFFICE ON THE ELEVENTH DAY OF MARCH, A.D. 2009, AT 12:33 O’CLOCK P.M.

/s/ Jeffrey W. Bullock

Jeffrey W. Bullock, Secretary of State

4664095 8100	AUTHENTICATION: 7181961

090256578	Date: 03-12-09

CERTIFICATE OF FORMATION
OF
MUSKOGEE MEDICAL AND SURGICAL ASSOCIATES, LLC
     Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:
     1. The name of the limited liability company is Muskogee Medical and Surgical Associates, LLC (the “LLC”).
     2. The address of the LLC’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. The name of the registered agent is The Corporation Trust Company.
     3. The LLC shall have the power and authority to carry on any business permitted by, and to have and exercise all of the powers and rights conferred by, the Act as amended from time to time or any successor provisions thereto.
     4. This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 11th day of March, 2009.

/s/ Howard T. Wall III
Howard T. Wall III, Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS DELIVERED 11:38 AM 03/11/2009 FILED 12:33 PM 03/11/2009 SRV 090256578 — 4664095 FILE